UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2011

ACCELERATED ACQUISITIONS X, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54059	27-2787170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1840 Gateway Drive, Suite 200, Foster City, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 283-2653

N/A
(Former name or former address, if changed since last report)
(Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On March 8, 2011, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Virolab Nevada, LLC. (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain intellectual property developed by Licensor, principally comprising the technology, patents, intellectual property, know-how, trade secret information, clinical trial protocols and data, and all commercial rights regarding the therapeutic vaccine for HPV and HPV-related cancers and  specific blood test for HPV (the “Technology”).

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to the Technology and any improvements thereto—although the License includes the Company’s right to utilize such improvements.

The term of the License commences the date of the Licensing Agreement and continues for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.  In addition to other requirements, the continuation of the License is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying research, development and commercialization expenses related to the Technology.  In addition, the Company is required to fund certain specified expenses related to the commercialization of the Technology as specified in detail in the License Agreement.  The license is terminated upon the occurrence of events of default specified in the License Agreement.

A copy of the License Agreement is attached as Exhibit 10.1.

Item 5.06    Change in Shell Company Status.

Prior to the Company’s entry into the business of research, development and commercialization of therapeutic vaccines and specific blood tests for various serious diseases such as HPV-related cancers, through the execution of the License Agreement and the development of sales channels in connection therewith as described in Item 1.01 above, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of entering into these agreements and undertaking efforts to begin financial consulting services and product distribution operations, we ceased to be a shell company.  There has not, however, been a change of control of our company.

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used herein, the terms “Accelerated Acquisitions X, Inc.”, "we", "our", the "Company" and similar terms refer to Accelerated Acquisitions X, Inc., a Delaware corporation.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors" and the risk factors described in our other filings with the Securities and Exchange Commission.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OUR BUSINESS

From inception May 4, 2010, Accelerated Acquisitions X, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

On May 4, 2010, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On February 22, 2011, Virolab S de RL de CV (“Purchaser”) agreed to acquire 22,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation. Following these transactions, Virolab S de RL de CV., owned 94% of the Company’s 25,350,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares. Simultaneously with the share purchase, Ricardo Rosales, PhD was appointed to the Company’s Board of Directors. Such action represents a change of control of the Company.

Prior to the purchase of the shares, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchasers was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.  The Company intends to file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Virolab, Inc.”.

On February, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the Company with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

●	Milestone 1 –	Company’s right of repurchase will lapse with respect to 60% of the shares upon securing
$5 million in available cash from funding;

●	Milestone 2 –	Company’s right of repurchase will lapse with respect to 40% of the Shares upon securing
$10 million in available cash (inclusive of any amounts attributable to Milestone 1);

and (b) cash compensation at a rate of $66,667 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 and $400,000 upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $800,000 unless AAV receives an amount of funding in excess of the amount specified in Milestone 2. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones.

The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

On March 8, 2011, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Virolab Nevada LLC. (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain intellectual property developed by Licensor, principally comprising the technology, patents, intellectual property, know-how, trade secret information, clinical trial protocols and data, and all commercial rights regarding the therapeutic vaccine for HPV and HPV-related cancers and s specific blood test for HPV (the “Technology”).  (see Item 1.01, above).

Accelerated Acquisitions, X, Inc. has licensed technology that has been in development since 1998 with a focus in the fields of in Biotechnology and Molecular Biology. The main focus has been in the developing and in the testing of human vaccines and in immunological diagnostic testing.

The technology developed is first curative vaccine for pre-cancerous and cancerous lesions of the Cervix along with a specific immune-reactive test to diagnose oncogenic human papillomavirus (HPV) from blood serum. Over 3,000 patients have treated to date, and Phase IV trials are ongoing. The patent and intellectual rights of these biotechnology products now belong to the company. The technology is now entering the second phase of its development - that is to start industrial production and commercialization of products. The company plans contract out the commercial manufacture of the diagnostic and therapeutic products, and also build and operate a Biotechnology laboratory and will initially use this location as its research lab for the HPV diagnostic testing. In addition, the company will initially work with Women’s Health Clinics in major population centers of Mexico, in order to administer its products under supervised and controlled conditions. These for-profit centers will also feed a clinical trial patient database to be used for further research.

For the therapeutic vaccine, the company will develop both the Mexican and International markets. The company is also talking to many clinics and hospitals throughout Mexico who will be able to administer the treatment in 2011. The company has reached an agreement with the first clinic in the City of Tijuana, Baja California, who will administer the therapy to overseas patients coming to Mexico to get the treatment. Patients from around the world, including the U.S., have already been successfully treated. The company currently has enough inventory to treat approximately 7,000 patients, which it is allowed to sell immediately under the current protocols.

The technology involves the key process of developing production of MEL-1. MEL-1 is derived from the Virus Vaccine MVA, the smallpox vaccine developed in Munich during the 1940´s. The World Health Organization approved MVA for use in other human vaccines in the early 1990´s. Genes that produce the protein E2 from Bovine Papillomavirus were inserted into MVA. E2 is an anti-tumoral protein that self-regulates the activity of HVP´s tumor-generating proteins. The modified vaccine is injected directly into infected cells. This then produces an overdose of anti-tumor E2 protein delivered directly into the HPV-infected tumor cells of the host. The immunological system of the patient reacts and destroys weakened HPV infected cells. As a result, the patient develops antibodies against HPV and against anything foreign that may be contained in those cells. The modified vaccine and its method of application are part of, and included in the MEL-1 patent.

The MEL-1 vaccine eliminates HPV from patients and regresses and heals pre-cancerous or cancerous lesions. The standard treatments include weekly injections of MEL-1 for a period of six weeks.

The HPV diagnostic test, EDIVPH, uses a standard ELISA procedure to test for HPV antibodies in the blood serum. The advantage is the quick and easy access to blood samples, and requiring no gynecological examination, like the other tests for HPV. The Mexican health infrastructure is grossly insufficient to handle this health issue. Less than 12% of women have access to this procedure and health service. Mexico, like most nations, realizes that the only hope for healthy living for many women infected is the early detection of HPV related lesions. However, large capital investments are needed for both the medical equipment and in the training of gynecologists, and money for this early detection is not always available. Take for example, in Mexico one woman dies of Cervical Cancer every two hours, an overwhelming statistic. EDIVPH testing can be done rapidly and efficiently, and Virolab can process blood samples taken from thousands of women daily at its facilities and can diagnose and typify oncogenic HPV strains.

Background

Cervical Cancer and Breast Cancer are two of the leading causes of women´s death in the world. The World Health Organization (WHO) reports that theses sad facts are true also for most developing countries around the world. These types of cancer are caused by Human Papillomavirus (HPV), acquired through sexual contact. HPV is extremely contagious and women can be infected even when their partners use condoms.

In general HPV infected men do not show symptoms, but genital warts and codylomata may appear. On the contrary, infected women commonly develop pre-cancerous lesions of increasing seriousness known as CIN I, CIN II, and CIN III, which could become cervical cancer quickly and cause death. Since the virus might foster the growth of tumoral cells anytime from six months to 15 years after infection women have to undergo gynecological test and pap-smears for early detection of carcinoma at least once a year.

When a lesion is detected doctors perform outpatient surgery to remove it. The HPV infection however, is never cured and once a lesion develops in the uterus, the lesion is likely to recur sometime after removal surgery. The recommended check up is then twice a year. If precancerous or cancerous lesions develop in Mexican women the Official Mexican Norm mandates treatment with Radiotherapy and Chemotherapy. Waiting period for these therapies could be as much as several months.

Worldwide, the numbers of HPV infection are staggering. Worldwide, about 300 million women are infected with HPV and likely at least 300 million men as well. Of the women, about 10%, or 30 million women, will develop mild pre-cancerous lesions, about a third of those, or 10 million women, will develop serious pre-cancerous lesions, and about 500,000 will develop cervical cancer, of whom 270,000 will die.

The two approved vaccines (Gardasil, marketed by Merck and Cervarix, marketed by GlaxoSmithKline) provide little benefit to women who have already been infected with HPV types 16 and 18 - which includes most sexually active females. For this reason the vaccine is recommended primarily for those women who have not yet been exposed to HPV during sex. Both are delivered in three shots over six months. In most countries they are approved only for female use, but are approved for male use in relevant countries like USA and UK. The vaccine does not have any therapeutic effect on existing HPV infections or cervical lesions.

Effect of the Therapeutic Vaccine

Below is an example of a Cervical Cancer in the before and after stage. This illustration was taken from a patient treated with MEL-1, one of more than 3000 women treated with MEL-1 so far.

A distinctive advantage of MEL-1 is that it eliminates HPV from the patient, whether female or male. This means that for the first time HPV can be cleared from both women and men and the spread of the virus can be stopped. This makes it possible to eliminate one of the leading causes of women´s death in the world.

Clinical Protocols

Vaccines used for treatments in humans, must undergo extensive Medical Protocols before they can be released as cures for public health benefits. Medical protocols were reviewed by the Health Ministry at the State and Governmental levels. The application of the vaccine and results from its’ use were reviewed by the Hospital Ethics Committees.

The following institutions participated in the Medical protocols for MEL-1: IMSS General Hospital zone 2A, IMSS Gyneco-Obstetrics Hospital, Mexico City, Department of Gynecology, Juarez Hospital, Mexico City, Women´s Hospital, Zamora, Michoacan, FES Zaragoza, UNAM; the departments of Immunology, Molecular Biology, Biophysics and Biomathematics, and Cell Biology of the Institute for Biomedical Research, UNAM, both in Mexico City, and Institute of Virology, Neuherberg-Muenchen, Germany.

The technology has completed Phase I, II, and III of the Medical Protocols, and Phase IV is ongoing. The results show a regression and elimination of pre-cancerous lesions at a greater than 95% success rate. The Mexican Health regulations mandate that women with carcinoma of the cervix undergo extreme radiotherapy or chemotherapy. Because this is so, the protocol cannot be applied to completion in women with cervical cancer. Application of MEL-1 to these patients showed the same impressive results for cervical carcinoma up to the point in which the protocol had to stop and the patient was subject to the treatments mandated by law.

The results of the 13 years of Medical Protocols are summarized below:

Pre-clinical Phase (test on animals) - 5 years. Human carcinoma implanted in rats and rabbits were successfully eliminated with MEL-1. HPV was eliminated as well.

Phase I (test on humans) - 2 years. HPV was eliminated without showing secondary or adverse effects to MEL-1.

Phase II (test on humans with pre-cancerous lesions and carcinoma) - 3 years. Test of healing effectiveness. Elimination and regression (CIN III to CIN I) of lesions showed a 94% success rate during the trial. The remaining 6% of the subjects were healed several months after the trial ended.

Phase IIB (testing on humans with pre-cancerous lesions and carcinoma). Elimination and regression (CIN III to CIN I) of lesions showed a 98% success rate during the trial.

Phase III (testing on humans with pre-cancerous lesions and carcinoma of 1176 patients). Elimination of lesions in 97% of patients, and regression in most others.

The results are published (or in draft) in international journals.

Phase IV: Ongoing. Presently, the application of MEL-1 now to more than 3,000 patients yields the same results.

Other: MEL-1 has also been tested in 30 men with intraurethral condyloma with a 93% success, and several men with bladder or prostate lesions, with 100% success.

Patents

The company has licensed all rights and know how that includes the patent pending to the vaccine MEL-1; and the method of application of MEL-1 directly to carcinomas. Information regarding the specific blood test, and the process is trade secret to date, and patent applications will be filed as soon as the company acquires sufficient financing.

Market

According to the World Health Organization (WHO), an estimated 300 million women are infected with HPV worldwide and an estimated 300 million men as well. Of the women, about 10%, or 30 million women, will develop mild pre-cancerous lesions, about a third of those, or 10 million women, will develop serious pre-cancerous lesions, and about 500,000 will develop cervical cancer, of whom 270,000 will die.

In North America, the U.S. has about 16 million cases of HPV infection in women, Brazil has 11.7 million and Mexico has 4.2 million.  The top 7 countries in North America account for 41 million cases.  In Asia, China has 69 million cases of HPV infection in women and India has 24 million. The top 5 countries in Asia account for over 100 million cases. In Europe and Russia, Russia has 19 million cases of HPV infection in women, Ukraine has 6 million and France has over 5 million. The top 8 countries in Europe and Russia account for over 45 million cases. This is likely greatly underestimated, as there is no current way to diagnose the majority of the population that has HPV and what type of strain they carry. Add the male counterparts and the proportion of the adult population that has some type of HPV strain doubles. The fact that teenagers are starting sexual activity at an earlier age than in past decades indicates that the epidemic will only expand.

The first market the product will be launched in will be Mexico, Central and South America. According to the WHO, in this region, over  31,000 women die of cervical cancer each year, with over 68,000 new cases every year, and 200 million women are at risk of developing cervical cancer, primarily from HPV (http://apps.who.int/hpvcentre/statistics/dynamic/ico/country_pdf/MEX.pdf), the biological agent that causes this type of cancer. HPV is also associated with Breast Cancer, Bladder Cancer, and Prostate Cancer.

Cervical Cancer and Breast cancer are two of the top leading causes of women’s deaths in the World. In Mexico, The capacity of the gynecological infrastructure can only accommodate less than 12% of the female population per year. Most of the population does not have access to prevent these terrible and totally preventable diseases. Unfortunately, Mexico is not an exception and most countries around the world share these sad statistics. Worst of all, all known procedures are only palliatives, directed to the control but not the cure of the HPV infection. We face an epidemic of global proportions. .

Two vaccines are available to prevent infection by some HPV types, Gardasil, marketed by Merck and Cervarix, marketed by GlaxoSmithKline. Both protect against initial infection with HPV types 16 and 18, which cause most of the HPV associated cancer cases. Gardasil also protects against HPV types 6 and 11, which cause 90% of genital warts.

The vaccines provide little benefit to women who have already been infected with HPV types 16 and 18 - which includes most sexually active females. For this reason the vaccine is recommended primarily for those women who have not yet been exposed to HPV during sex. Both are delivered in three shots over six months. In most countries they are approved only for female use, but are approved for male use in relevant countries like USA and UK. The vaccine does not have any therapeutic effect on existing HPV infections or cervical lesions.

It is estimated that over 12 million women less than 13 years of age and with no previous sex contact could be vaccinated with Gardasil™ preventive treatment. The idea is to immunize the population beforehand and the Mexican government has a program to vaccinate 250,000 women, or 2% of eligible women. There are serious concerns at FDA about the claims placed on Gardasil™ about its immunizing properties. Regardless of whether the preventive vaccine actually works and those 12.5 million women might be spared of HPV infection, and thus of the cervical cancer, the only scientific cure for the other women at risk is the company’s MEL-1- vaccine.

Competition for the Therapeutic Vaccine

We are aware of several development-stage and established enterprises, including major pharmaceutical and biotechnology firms, which are actively engaged in infectious disease and cancer vaccine research and development. These include Crucell, Sanofi-Aventis, Novartis, GlaxoSmithKline plc, MedImmune, Inc., a wholly owned subsidiary of AstraZeneca, Merck and Pfizer Inc. The company may also experience competition from companies that have acquired or may acquire technologies from companies, universities and other research institutions. As these companies develop their technologies, they may develop proprietary technologies which may materially and adversely affect our business. We should note that while most of these companies are working on preventative vaccines, our product is used as a treatment and cure for pre-cancerous and cancerous lesions, as well as eliminating HPV.

In addition, a number of companies are developing products to address the same diseases that we are targeting. For example, Merck and GlaxoSmithKline have products on the market for cervical cancer in the therapeutic setting; Transgene/Roche have a cervical cancer product in Phase II trials, although Roche terminated the relationship in February, 2011.

There are seven main approaches companies are using: Live vector based, peptide based, protein based, DNA-based, RNA replicon based, dendritic cell based and tumor cell based.  (See Ma, et al., HPV and Therapeutic Vaccines: Where are we in 2010? Current Cancer Therapy Reviews, 2010, 6, 81-103, for a thorough review).  Of the live vector based approaches more similar to ours, ours is the only one using the E2 protein, with the others using constructs that express the E6 and/or E7 proteins. While Advaxis’ product uses the Listeria bacterium as a vector, both Celtic Pharma’s and Transgene also use a Vaccinia vector.

If any of our competitors develop products with efficacy or safety profiles significantly better than our products, we may not be able to commercialize our products, and sales of any of our commercialized products could be harmed. Some of our competitors and potential competitors have substantially greater product development capabilities and financial, scientific, marketing and human resources than we do. Competitors may develop products earlier, obtain FDA approvals for products more rapidly, or develop products that are more effective than those under development by us. We will seek to expand our technological capabilities to remain competitive, however, research and development by others may render our technologies or products obsolete or noncompetitive, or result in treatments or cures superior to ours.

Our competitive position will be affected by the disease indications addressed by our product candidates and those of our competitors, the timing of market introduction for these products and the stage of development of other technologies to address these disease indications. For us and our competitors, proprietary technologies, the ability to complete clinical trials on a timely basis and with the desired results, and the ability to obtain timely regulatory approvals to market these product candidates are likely to be significant competitive factors. Other important competitive factors will include the efficacy, safety, ease of use, reliability, availability and price of products and the ability to fund operations during the period between technological conception and commercial sales.

The FDA and other regulatory agencies may expand current requirements for public disclosure of virus-based product development data, which may harm our competitive position with foreign and U.S. companies developing virus-based products for similar indications.

Competition for the Blood Test

The company’s licensed EDIVPH blood test is the only method that does not involve colposcopic examination or biopsy/smears from the cervix. The test is done as an immunological reaction in a sample of blood serum. Since a specialist does not need to examine the patient and technicians to take blood samples are quick and plentiful, the method allows for the examination of thousands of patients by a single technician at the company. Tens of thousands of samples require automation of the process and results can be obtained overnight.

The Hybrid Capture method involves colposcopic examination and taking a biopsy or smear from the cervix with a scrub. The method determines oncogenic and non-onocgenic viruses but does not typify the HPV.

The Liquid Cytology method involves colposcopic examination and also taking a biopsy or smear from the cervix. The method identifies normal and abnormal cells, but does not detect or typify the presence of HPV.

The PCR method also requires a biopsy or smear sample. This method involves colposcopic examination and taking a frozen biopsy or sample from the cervix. This method typifies HPV.

The Thin Prep DNA determination method involves a colposcopic examination and taking a biopsy or smear from the cervix. This method detects abnormal cells and typifies HPV DNA.

The Light Sensitive Device method, involves the insertion of the device in the vagina and taking the sample to a lab with a spectrometer to measure light absorptions. It is still an experimental method.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated June 30, 2010 our independent auditors stated that our financial statements for the period from inception May 4, 2010 through June 30, 2010 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

We were formed in May, 2010 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	Competition

●	ability to anticipate and adapt to a competitive market

●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our products and services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We are a development stage company and are substantially dependent on a third party

The Company is a development stage Company and is currently substantially dependent upon technology licensed from Virolab Nevada, LLC.  Moreover, since demand for therapeutic vaccine for HPV and HPV-related cancers has not, to the Company’s knowledge, been effectively addressed by others on a global basis, Management believes, but cannot assure, that it has an opportunity and both the capability and experience to be successful in its endeavor to generate savings for purchasers of custom building materials in its target markets.

We have no profitable operating history and May Never Achieve Profitability

 From inception (May 4, 2010) through December 31, 2010, the Company has an accumulated deficiency during the development stage of $1,800 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

We have a need to raise additional capital

The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations and the necessary research precedent to expanding the scope of its offering to include the global market. The Company intends to seek an aggregate of $10,000,000 in 2011 and 2012; however there is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for purchases of building materials and homes by commercial enterprises and achieve its Business Plan. Notwithstanding, the License is not subject to immediate discontinuation if the initial milestone (net revenues in excess of expenses in the normal course of operations or receive funding of at least $500,000 by one year from March 10, 2011)  is not achieved.  The three milestones detailed in the License are cumulative and provide that the conditions are satisfied if any one of the three milestones is achieved. In other words, if Milestone #1 (raising $500,000 or generating revenues in the amount of $500,000) is not met, the requirement can be met by achieving Milestone #2 by the second anniversary of the License Agreement (raising $500,000 or generating $500,000 in revenues) and if neither is met, then the requirements can be satisfied by achieving Milestone #3 by the end of the third year (raising $1 million or generating $1 million in revenues).  Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $1,000,000 estimated to be required.

The Company’s Management and its advisors lack meaningful experience in the marketing of the Licensed building material products

In view of the fact that the marketing of the Company’s licensed therapeutic vaccine products is a new business and there are no known comparable models in the market, the Company lacks the specific experience to implement its business plan.  While the Company will seek to obtain resources which will support its marketing activities, there is no assurance that this lack of experience will not negatively affect the Company’s implementation of its business plan and prospects for growth and ultimate success.

Dependence on the Management, without whose services Company business operations could cease.

At this time, our management are wholly responsible for the development and execution of our business plan. Our founders are under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

At this time, one officers and directors devotes their full-time attention to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff. The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

Our current officers and directors currently own 25,350,000 shares of our common stock, representing approximately 100% of the voting control of the Company. Our current officers and directors therefore has the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of employment agreements with key management risking potential of the loss of the Company’s top management

We do not currently have an employment agreement with any of our key management or key man insurance on their lives. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to December 31, 2010. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of sales, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for services could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of sales and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with three full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which, as of March 10, 2011, 25,350,000 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding.  These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below prior investment valuations, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the value of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. While we believe that our internal controls are adequate for our current level of operations, we believe that we may need to employ accounting additional staff as our operations ramp up. We do not have a dedicated full time Chief Financial Officer, which we intend to employ within the next twelve months. Additionally, our board of directors has not designated an Audit Committee and we do not presently have any outside directors.  We intend to attract outside directors once the Company commences full operations, and to designate an Audit Committee from such outside directors. There is no guarantee that such projected actions will be adequate or successful or that such improvements will be carried out on a timely basis. If, in the future, we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not have adequate insurance coverage

At this time, we do not have adequate insurance coverage and therefore have the risk of loss or damages to our business and assets. We cannot assure you that we would not face liability upon the occurrence of any event which could result in any loss or damages being assessed against the Company. Moreover, any insurance we may ultimately acquire may not be adequate to cover any loss or liability we may incur.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the financial markets.  Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations.  Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. While we have been approved for trading on the OTC Bulletin Board (“OTCBB”), there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance.  Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly.

 Our common stock is subject to the Penny Stock Regulations

Once it commences trading (if ever) our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock currently has no “market price” and when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and may in the future be subject to price volatility unrelated to our operations

Our common stock has no market price and, if and when a market price is established, could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock (if and when a market price is established) and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We have incurred losses since inception, expect to incur significant net losses in the foreseeable future and may never become profitable.

We have experienced operating losses to date; as of June 30, 2010 our accumulated deficit was approximately $1,800 . We have generated no revenues. We expect to continue to incur substantial additional operating losses for at least the next year as we advance to gain commercial approval for sales in Mexico and Central and South America, and pursue cross-over-approval clinical trials in Europe, the U.S. and Asia and continued research and development activities. We may never successfully commercialize our vaccine product candidates and thus may never have any significant future revenues or achieve and sustain profitability.

We have limited sources of revenue and our success is dependent on our ability to develop our vaccine and other product candidates.

We are able to sell the current products at minimal cost under a Phase IV clinical protocol in Mexico, and may not have any other products commercially available for several years, if at all. Our ability to generate future revenues depends heavily on our success in:

●	securing Mexican regulatory approvals for our product candidates;
●	developing and securing U.S. and/or foreign regulatory approvals for our product candidates, including securing regulatory approval for conducting clinical trials with product candidates;
●	commercializing any products for which we receive approval from the FDA and foreign regulatory authorities; and

None of our human vaccine product candidates has been approved for sale, and we may not develop commercially successful vaccine products.

Our human vaccine programs are in the early to late stages of research and development, and currently include vaccine product candidates in discovery, pre-clinical studies to Phase IV clinical studies. The success of our efforts to develop and commercialize our vaccine product candidates could fail for a number of reasons. For example, we could experience delays in product development, clinical trials, manufacturing and regulatory approval. Our vaccine product candidates could be found to be ineffective or unsafe, or otherwise fail to receive necessary regulatory clearances. The products, if safe and effective, could be difficult to manufacture on a large scale or uneconomical to market, or our competitors could develop superior vaccine products more quickly and efficiently or more effectively market their competing products.

In addition, adverse events, or the perception of adverse events, relating to vaccines and vaccine delivery technologies may negatively impact our ability to develop commercially successful vaccine products. For example, pharmaceutical companies have been subject to claims that the use of some pediatric vaccines has caused personal injuries, including brain damage, central nervous system damage and autism. These and other claims may influence public perception of the use of vaccine products and could result in greater governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approval of our potential products.

We will need substantial additional capital to develop our vaccine and other product candidates and for our future operations.

Conducting the costly and time consuming research, pre-clinical and clinical testing necessary to obtain regulatory approvals and bring our vaccine technology and product candidates to market will require a commitment of substantial funds in excess of our current capital. Our future capital requirements will depend on many factors, including, among others: the progress of our current and new product development programs; the progress, scope and results of our pre-clinical and clinical testing; the time and cost involved in obtaining regulatory approvals; the cost of manufacturing our products and product candidates; the cost of prosecuting, enforcing and defending against patent infringement claims and other intellectual property rights; competing technological and market developments; and our ability and costs to establish and maintain collaborative and other arrangements with third parties to assist in potentially bringing our products to market.

Additional financing may not be available on acceptable terms, or at all. Domestic and international capital markets have been experiencing heightened volatility and turmoil, making it more difficult to raise capital through the issuance of equity securities. Furthermore, as a result of the recent volatility in the capital markets, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases cease to provide, funding to borrowers. To the extent we are able to raise additional capital through the sale of equity securities or we issue securities in connection with another transaction, the ownership position of existing stockholders could be substantially diluted. If additional funds are raised through the issuance of preferred stock or debt securities, these securities are likely to have rights, preferences and privileges senior to our common stock and may involve significant fees, interest expense, restrictive covenants and the granting of security interests in our assets. Fluctuating interest rates could also increase the costs of any debt financing we may obtain. Raising capital through a licensing or other transaction involving our intellectual property could require us to relinquish valuable intellectual property rights and thereby sacrifice long term value for short-term liquidity.

Our failure to successfully address ongoing liquidity requirements would have a substantially negative impact on our business. If we are unable to obtain additional capital on acceptable terms when needed, we may need to take actions that adversely affect our business, our stock price and our ability to achieve cash flow in the future, including possibly surrendering our rights to some technologies or product opportunities, delaying our clinical trials or curtailing or ceasing operations.

If we are unable to attract and retain key personnel and advisors, it may adversely affect our ability to obtain financing, pursue collaborations or develop or market our product candidates.

To pursue our business strategy, we will need to attract and retain qualified scientific personnel and managers, including personnel with expertise in clinical trials, government regulation, manufacturing, marketing and other areas. Competition for qualified personnel is intense among companies, academic institutions and other organizations. If we are unable to attract and retain key personnel and advisors, it may negatively affect our ability to successfully develop, test, commercialize and market our products and product candidates.

We face intense and increasing competition and many of our competitors have significantly greater resources and experience.

Many other companies are pursuing other forms of treatment or prevention for diseases that we target. For example, many of our competitors are working on developing and testing HPV vaccines for the treatment of cervical and other cancers. Several HPV vaccines developed by our competitors have been approved for human use. Our competitors and potential competitors include large pharmaceutical. These companies have significantly greater financial and other resources and greater expertise than us in research and development, securing government contracts and grants to support research and development efforts, manufacturing, pre-clinical and clinical testing, obtaining regulatory approvals and marketing. This may make it easier for them to respond more quickly than us to new or changing opportunities, technologies or market needs. Many of these competitors operate large, well-funded research and development programs and have significant products approved or in development. Small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical companies or through acquisition or development of intellectual property rights. Our potential competitors also include academic institutions, governmental agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for product and clinical development and marketing. Research and development by others may seek to render our technologies or products obsolete or noncompetitive.

If we lose or are unable to secure collaborators or partners, or if our collaborators or partners do not apply adequate resources to their relationships with us, our product development and potential for profitability will suffer.

We have entered into, or may enter into, distribution, co-promotion, partnership, sponsored research and other arrangements for development, manufacturing, sales, marketing and other commercialization activities relating to our products. The amount and timing of resources applied by our collaborators are largely outside of our control.

If any of our other current or future collaborators breaches or terminates our agreements, or fails to conduct our collaborative activities in a timely manner, our commercialization of products could be diminished or blocked completely. It is possible that collaborators will change their strategic focus, pursue alternative technologies or develop alternative products, either on their own or in collaboration with others. Further, we may be forced to fund programs that were previously funded by our collaborators, and we may not have, or be able to access, the necessary funding. The effectiveness of our partners, if any, in marketing our products will also affect our revenues and earnings.

We desire to enter into new collaborative agreements. However, we may not be able to successfully negotiate any additional collaborative arrangements and, if established, these relationships may not be scientifically or commercially successful. Our success in the future depends in part on our ability to enter into agreements with other highly-regarded organizations. This can be difficult due to internal and external constraints placed on these organizations. Some organizations may have insufficient administrative and related infrastructure to enable collaborations with many companies at once, which can extend the time it takes to develop, negotiate and implement a collaboration. Once news of discussions regarding possible collaborations are known in the medical community, regardless of whether the news is accurate, failure to announce a collaborative agreement or the entity's announcement of a collaboration with another entity may result in adverse speculation about us, resulting in harm to our reputation and our business.

Disputes could also arise between us and our existing or future collaborators, as to a variety of matters, including financial and intellectual property matters or other obligations under our agreements. These disputes could be both expensive and time-consuming and may result in delays in the development and commercialization of our products or could damage our relationship with a collaborator.

A small number of partners and government contracts account for a substantial portion of our revenue.

We currently derive, and in the past we have derived, a significant portion of our revenue from a limited number of partners and government grants and contracts. If we fail to sign additional future contracts with major licensing partners and the government, if a contract is delayed or deferred, or if an existing contract expires or is cancelled and we fail to replace the contract with new business, our revenue would be adversely affected.

We have agreements with government agencies, which are subject to termination and uncertain future funding.

We have entered into agreements with government agencies, and we intend to continue entering into these agreements in the future. Our business is partially dependent on the continued performance by these government agencies of their responsibilities under these agreements, including adequate continued funding of the agencies and their programs. We have no control over the resources and funding that government agencies may devote to these agreements, which may be subject to annual renewal and which generally may be terminated by the government agencies at any time.

Government agencies may fail to perform their responsibilities under these agreements, which may cause them to be terminated by the government agencies. In addition, we may fail to perform our responsibilities under these agreements. Many of our government agreements are subject to audits which may occur several years after the period to which the audit relates. If an audit identifies significant unallowable costs, we could incur a material charge to our earnings or reduction in our cash position. As a result, we may be unsuccessful entering or ineligible to enter into future government agreements.

Our quarterly operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

• variations in the level of expenses related to product candidates or future development programs;
• merger integration expenses;
• addition or termination of clinical trials or funding support;
• any intellectual property infringement lawsuit in which we may become involved;
• any legal claims that may be asserted against us or any of our officers;
• regulatory developments affecting product candidates or those of our competitors;
• our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements; and
• if any of our products receives regulatory approval, the levels of underlying demand for our products.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

If we are unable to obtain government approval of our products, we will not be able to commercialize them in the United States.

We need FDA approval prior to marketing our products in the United States. If we fail to obtain FDA approval to market our product candidates, we will be unable to sell our products in the United States, which will significantly impair our ability to generate revenues.

This regulatory review and approval process, which includes evaluation of pre-clinical studies and clinical trials of our products as well as the evaluation of our manufacturing processes and our third-party contract manufacturers' facilities, is lengthy, expensive and uncertain. To receive approval, we must, among other things, demonstrate with substantial evidence from well-controlled clinical trials that our product candidates are both safe and effective for each indication for which approval is sought. Satisfaction of the approval requirements typically takes several years and the time needed to satisfy them may vary substantially, based on the type, complexity and novelty of the product. We do not know if or when we might receive regulatory approvals for any of our product candidates currently under development. Moreover, any approvals that we obtain may not cover all of the clinical indications for which we are seeking approval, or could contain significant limitations in the form of narrow indications, warnings, precautions or contra-indications with respect to conditions of use. In such event, our ability to generate revenues from such products would be greatly reduced and our business would be harmed.

The FDA has substantial discretion in the approval process and may either refuse to consider our application for substantive review or may form the opinion after review of our data that our application is insufficient to allow approval of our product candidates. If the FDA does not consider or approve our application, it may require that we conduct additional clinical, pre-clinical or manufacturing validation studies and submit that data before it will reconsider our application. Depending on the extent of these or any other studies, approval of any applications that we submit may be delayed by several years, or may require us to expend more resources than we have available. It is also possible that additional studies, if performed and completed, may not be successful or considered sufficient by the FDA for approval or even to make our applications approvable. If any of these outcomes occur, we may be forced to abandon one or more of our applications for approval, which might significantly harm our business and prospects.

It is possible that none of our products or any product we may seek to develop in the future will ever obtain the appropriate regulatory approvals necessary for us or our collaborators to commence product sales. Any delay in obtaining, or an inability to obtain, applicable regulatory approvals would prevent us from commercializing our products, generating revenues and achieving and sustaining profitability.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical testing is expensive and can take many years to complete, and its outcome is uncertain. Failure can occur at any time during the clinical trial process. The results of pre-clinical studies and early clinical trials of our products may not be predictive of the results of later-stage clinical trials. Results from one study may not be reflected or supported by the results of similar studies. Results of an animal study may not be indicative of results achievable in human studies. Human-use equipment and product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through pre-clinical studies and initial clinical testing. The time required to obtain approval by the FDA and similar foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials, depending upon numerous factors. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change. We have not obtained regulatory approval for any human-use products.

Our products could fail to complete the clinical trial process for many reasons, including the following:

• we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that our product candidate is safe and effective for any indication;
• the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;
• the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials;
• we may be unable to demonstrate that our product candidate's clinical and other benefits outweigh its safety risks;
• we may be unable to demonstrate that our product candidate presents an advantage over existing therapies, or over placebo in any indications for which the FDA requires a placebo-controlled trial;

• the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from pre-clinical studies or clinical trials;
• the data collected from clinical trials of our product candidates may not be sufficient to support the submission of a new drug application or other submission or to obtain regulatory approval in the United States or elsewhere;
• the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of us or third-party manufacturers with which we or our collaborators contract for clinical and commercial supplies; and
• the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

Delays in the commencement or completion of clinical testing could result in increased costs to us and delay or limit our ability to generate revenues.

Delays in the commencement or completion of clinical testing could significantly affect our product development costs. We do not know whether planned clinical trials will begin on time or be completed on schedule, if at all. In addition, ongoing clinical trials may not be completed on schedule, or at all. The commencement and completion of clinical trials can be delayed for a number of reasons, including delays related to:

• obtaining regulatory approval to commence a clinical trial;
• adverse results from third party clinical trials involving other virus based therapies and the regulatory response thereto;
• reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;
• future bans or stricter standards imposed on virus based therapy clinical trials;
• manufacturing sufficient quantities of our product candidates for use in clinical trials;
• obtaining institutional review board, or IRB, approval to conduct a clinical trial at a prospective site;
• slower than expected recruitment and enrolment of patients to participate in clinical trials for a variety of reasons, including competition from other clinical trial programs for similar indications;
• retaining patients who have initiated a clinical trial but may be prone to withdraw due to side effects from the therapy, lack of efficacy or personal issues, or who are lost to further follow-up; and
• collecting, reviewing and analyzing our clinical trial data.

Clinical trials may also be delayed as a result of ambiguous or negative interim results. In addition, a clinical trial may be suspended or terminated by us, the FDA, the IRB overseeing the clinical trial at issue, any of our clinical trial sites with respect to that site, or other regulatory authorities due to a number of factors, including:

• failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;
• inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;
• unforeseen safety issues; and
• lack of adequate funding to continue the clinical trial.

If we experience delays in completion of, or if we terminate, any of our clinical trials, the commercial prospects for our product candidates may be harmed and our ability to generate product revenues will be delayed. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Further, delays in the commencement or completion of clinical trials may adversely affect the trading price of our common stock.

We and our collaborators rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we and our collaborators may not be able to obtain regulatory approval for or commercialize our product candidates.

We and our collaborators have entered into, or may enter into agreements with contract research organizations ("CROs") to provide monitors for and to manage data for our on-going clinical programs. We and the CROs conducting clinical trials for our product candidates are required to comply with current good clinical practices, or GCPs, regulations and guidelines enforced by the FDA or relevant government agencies for all of our products in clinical development. The FDA and relevant government agencies enforce GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If we or the CROs conducting clinical trials of our product candidates fail to comply with applicable GCPs, the clinical data generated in the clinical trials may be deemed unreliable and the FDA or relevant government agencies may require additional clinical trials before approving any marketing applications.

If any relationships with CROs terminate, we or our collaborators may not be able to enter into arrangements with alternative CROs. In addition, these third-party CROs are not our employees, and we cannot control whether or not they devote sufficient time and resources to our on-going clinical programs or perform trials efficiently. These CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical studies or other drug development activities, which could harm our competitive position. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements, or for other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. As a result, our financial results and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed. Cost overruns by or disputes with our CROs may significantly increase our expenses.

Even if our products receive regulatory approval, they may still face future development and regulatory difficulties.

Even if U.S. or international regulatory approval is obtained, the FDA or relevant government agencies may still impose significant restrictions on a product's indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies. This governmental oversight may be particularly strict with respect to virus based therapies. Our products will also be subject to ongoing government  requirements governing the labeling, packaging, storage, advertising, promotion, recordkeeping and submission of safety and other post-market information. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with current good manufacturing practices, or cGMP, regulations. If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturer or us, including requiring withdrawal of the product from the market or suspension of manufacturing. If we, our product candidates or the manufacturing facilities for our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

• issue Warning Letters or untitled letters;
• impose civil or criminal penalties;
• suspend regulatory approval;
• suspend any ongoing clinical trials;
• refuse to approve pending applications or supplements to applications filed by us;
• impose restrictions on operations, including costly new manufacturing requirements; or
• seize or detain products or require us to initiate a product recall.

Even if our products receive regulatory approval outside the United States, we may never receive approval or commercialize our products in the United States.

In order to market any and product candidates in the U.S., we must establish and comply with numerous and varying regulatory requirements regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods, and may be different to that in the U.S. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA approval in the U.S. as well as other risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA approval in the U.S. Such effects include the risks that our product candidates may not be approved for all indications requested, which could limit the uses of our product candidates and have an adverse effect on their commercial potential or require costly, post-marketing follow-up studies.

We face potential product liability exposure and, if successful claims are brought against us, we may incur substantial liability.

The use of our vaccine candidates in clinical trials and the sale of any products for which we obtain marketing approval expose us to the risk of product liability claims. Product liability claims might be brought against us by consumers, health care providers, pharmaceutical companies or others selling or otherwise coming into contact with our products. For example, pharmaceutical companies have been subject to claims that the use of some pediatric vaccines has caused personal injuries, including brain damage, central nervous system damage and autism, and these companies have incurred material costs to defend these claims. If we cannot successfully defend ourselves against product liability claims, we could incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in:

• decreased demand for our product candidates;
• impairment of our business reputation;
• withdrawal of clinical trial participants;
• costs of related litigation;
• distraction of management's attention from our primary business;
• substantial monetary awards to patients or other claimants;
• loss of revenues; and
• inability to commercialize our products.

In the United States, the National Childhood Vaccine Injury Act of 1986 (the "Vaccine Act") was created to provide a federal no-fault system for compensating certain vaccine-related injuries or death by establishing a claims procedure involving the United States Court of Federal Claims and special masters. Litigation is pending before the Supreme Court of the United States to decide whether the Vaccine Act categorically preempts all design-defect claims against vaccine manufacturers, or whether instead the preemption of particular design-defect claims must be decided on a case-by-case basis. If the Supreme Court holds that preemption under the Vaccine Act must be decided on a case-by-case basis, vaccine manufacturers will likely be exposed to greater litigation risk from plaintiffs alleging injuries from vaccines.

We will have to obtain product liability insurance coverage for our future clinical trials, but our insurance coverage may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. On occasion, large judgments have been awarded in class action lawsuits based on products that had unanticipated side effects. A successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could adversely affect our business.

We currently have no marketing and sales organization and have no experience in marketing products. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our products, we may not be able to generate product revenues.

We currently do not have a sales organization for the marketing, sales and distribution of our product candidates. In order to commercialize any products, we must build our marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. We contemplate establishing our own sales force or seeking third-party partners to sell our products. The establishment and development of our own sales force to market any products we may develop will be expensive and time consuming and could delay any product launch, and we may not be able to successfully develop this capability. We will also have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train and retain marketing and sales personnel. To the extent we rely on third parties to commercialize our approved products, if any, we will receive less revenues than if we commercialized these products ourselves. In addition, we may have little or no control over the sales efforts of third parties involved in our commercialization efforts. In the event we are unable to develop our own marketing and sales force or collaborate with a third-party marketing and sales organization, we would not be able to commercialize our product candidates which would negatively impact our ability to generate product revenues.

If any of our products for which we receive regulatory approval does not achieve broad market acceptance, the revenues that we generate from their sales will be limited.

The commercial success of our product candidates for which we obtain marketing approval from the FDA or other regulatory authorities will depend upon the acceptance of these products by both the medical community and patient population. Coverage and reimbursement of our product candidates by third-party payors, including government payors, generally is also necessary for optimal commercial success. The degree of market acceptance of any of our approved products will depend on a number of factors, including:

• our ability to provide acceptable evidence of safety and efficacy;
• the relative convenience and ease of administration;
• the prevalence and severity of any actual or perceived adverse side effects;
• limitations or warnings contained in a product's FDA-approved labeling, including, for example, potential "black box" warnings
• availability of alternative treatments;
• pricing and cost effectiveness;
• the effectiveness of our or any future collaborators' sales and marketing strategies;
• our ability to obtain sufficient third-party coverage or reimbursement; and
• the willingness of patients to pay out of pocket in the absence of third-party coverage.

If our product candidates are approved but do not achieve an adequate level of acceptance by physicians, health care payors and patients, we may not generate sufficient revenue from these products, and we may not become or remain profitable. In addition, our efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may never be successful.

We are subject to uncertainty relating to reimbursement policies which, if not favorable to our product candidates, could hinder or prevent our products' commercial success.

Our ability to commercialize our product candidates successfully will depend in part on the extent to which governmental authorities, private health insurers and other third-party payors establish appropriate coverage and reimbursement levels for our product candidates and related treatments. As a threshold for coverage and reimbursement, third-party payors generally require that drug products have been approved for marketing by the FDA. Third-party payors also are increasingly challenging the effectiveness of and prices charged for medical products and services. We may not be able to obtain third-party coverage or reimbursement for our products in whole or in part.

Healthcare reform measures could hinder or prevent our products' commercial success.

Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in health care systems to contain health care costs and improve quality. While reform proposals often involve expanding coverage to more individuals, health care reform may also involve increased government price controls, additional regulatory mandates and other measures designed to lower medical and pharmaceutical costs.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of health care services to contain or reduce costs of health care may adversely affect:

• our ability to set a price we believe is fair for our products;
• our ability to generate revenues and achieve or maintain profitability;
• the availability of capital; and
• our ability to obtain timely approval of our products.

If we fail to comply with applicable healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients' rights may be applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business, without limitation. The laws that may affect our ability to operate include:

• the federal healthcare program Anti-Kickback Statute, which prohibits, among other things, persons from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual, for an item or service or the purchasing or ordering of a good or service, for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;
• federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;
• the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which prohibits executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters and which also imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;
• the Federal Food, Drug, and Cosmetic Act, which among other things, strictly regulates drug product marketing, prohibits manufacturers from marketing drug products for off-label use and regulates the distribution of drug samples; and
• state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Additionally, the compliance environment is changing, with more states in the U.S., such as California and Massachusetts, mandating implementation of compliance programs, compliance with industry ethics codes, and spending limits, and other states, such as Vermont, Maine, and Minnesota requiring reporting to state governments of gifts, compensation, and other remuneration to physicians. Federal legislation, the Physician Payments Sunshine Act of 2009, has been proposed and is moving forward in Congress. This legislation would require disclosure to the federal government of payments to physicians. These laws all provide for penalties for non-compliance. The shifting regulatory environment, along with the requirement to comply with multiple jurisdictions with different compliance and/or reporting requirements, increases the possibility that a company may run afoul of one or more laws.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

If we and the contract manufacturers upon whom we rely fail to produce our product candidates in the volumes that we require on a timely basis, or fail to comply with stringent regulations, we may face delays in the development and commercialization of our product candidates.

We manufacture some components and utilize the services of contract manufacturers to manufacture our product supplies for clinical trials. The manufacture of our product supplies requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers often encounter difficulties in production, particularly in scaling up for commercial production. These problems include difficulties with production costs and yields, quality control, including stability of the equipment and product candidates and quality assurance testing, shortages of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations. If we or our manufacturers were to encounter any of these difficulties or our manufacturers otherwise fail to comply with their obligations to us, our ability to provide our products to patients in our clinical trials or to commercially launch a product would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of our clinical trials, increase the costs associated with maintaining our clinical trial program and, depending upon the period of delay, require us to commence new trials at significant additional expense or terminate the trials completely.

In addition, all manufacturers of our products must comply with cGMP requirements enforced by the FDA or relevant government agency through its facilities inspection program. These requirements include, among other things, quality control, quality assurance and the generation and maintenance of records and documentation. Manufacturers of our products may be unable to comply with these cGMP requirements and with other FDA, state and foreign regulatory requirements. We have little control over our manufacturers' compliance with these regulations and standards. A failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval. If the safety of any product is compromised due to our or our manufacturers' failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize our products, and we may be held liable for any injuries sustained as a result. Any of these factors could cause a delay of clinical trials, regulatory submissions, approvals or commercialization of our products, entail higher costs or result in our being unable to effectively commercialize our products. Furthermore, if our manufacturers fail to deliver the required commercial quantities on a timely basis, pursuant to provided specifications and at commercially reasonable prices, we may be unable to meet demand for our products and would lose potential revenues.

Our failure to successfully acquire, develop and market additional product candidates or approved products would impair our ability to grow.

We may acquire, in-license, develop and/or market additional products and product candidates. The success of these actions depends partly upon our ability to identify, select and acquire promising product candidates and products.

The process of proposing, negotiating and implementing a license or acquisition of a product candidate or approved product is lengthy and complex. Other companies, including some with substantially greater financial, marketing and sales resources, may compete with us for the license or acquisition of product candidates and approved products. We have limited resources to identify and execute the acquisition or in-licensing of third-party products, businesses and technologies and integrate them into our current infrastructure. Moreover, we may devote resources to potential acquisitions or in-licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts. We may not be able to acquire the rights to additional product candidates on terms that we find acceptable, or at all.

In addition, future acquisitions may entail numerous operational and financial risks, including:

• exposure to unknown liabilities;
• disruption of our business and diversion of our management's time and attention to develop acquired products or technologies;
• incurrence of substantial debt or dilutive issuances of securities to pay for acquisitions;
• higher than expected acquisition and integration costs;
• increased amortization expenses;
• difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;
• impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and
• inability to retain key employees of any acquired businesses.

Further, any product candidate that we acquire may require additional development efforts prior to commercial sale, including extensive clinical testing and approval by the FDA and applicable foreign regulatory authorities. All product candidates are prone to risks of failure typical of product development, including the possibility that a product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities.

Our business involves the use of hazardous materials and we and our third-party manufacturers must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

Our and our third-party manufacturers' activities involve the controlled storage, use and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds. We and our manufacturers are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In the event of an accident, state or federal authorities may curtail the use of these materials and interrupt our business operations. If we are subject to any liability as a result of our or our third-party manufacturers' activities involving hazardous materials, our business and financial condition may be adversely affected.

We may be subject to stockholder litigation, which would harm our business and financial condition.

We may have actions brought against us by stockholders relating to the Merger, past transactions, changes in our stock price or other matters. Any such actions could give rise to substantial damages, and thereby have a material adverse effect on our consolidated financial position, liquidity, or results of operations. Even if an action is not resolved against us, the uncertainty and expense associated with stockholder actions could harm our business, financial condition and reputation. Litigation can be costly, time-consuming and disruptive to business operations. The defense of lawsuits could also result in diversion of our management's time and attention away from business operations, which could harm our business.

Our results of operations and liquidity needs could be materially affected by market fluctuations and general economic conditions.

Our results of operations could be materially affected by economic conditions generally, both in the U.S. and elsewhere around the world. Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining residential real estate market in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated an economic recession. Domestic and international capital markets have also been experiencing heightened volatility and turmoil. These events and the continuing market upheavals may have an adverse effect on us. In the event of a continuing market downturn, our results of operations could be adversely affected. Our future cost of equity or debt capital and access to the capital markets could be adversely affected, and our stock price could decline. There may be disruption in or delay in the performance of our third-party contractors and suppliers. If our contractors, suppliers and partners are unable to satisfy their contractual commitments, our business could suffer. In addition, we maintain significant amounts of cash and cash equivalents at one or more financial institutions that are in excess of federally insured limits. Given the current instability of financial institutions, we may experience losses on these deposits.

Risks Related to Our Intellectual Property

It is difficult and costly to protect our intellectual property and our proprietary technologies, and we may not be able to ensure their protection.

Our commercial success will depend in part on obtaining and maintaining patent, trademark, trade secret, and other intellectual property protection relating to product candidates, as well as successfully defending these intellectual property rights against third-party challenges.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date in the United States. The biotechnology patent situation outside the United States can be even more uncertain depending on the country. Changes in either the patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our licensed patents, our patents or in third-party patents, nor can we predict the likelihood of our patents surviving a patent validity challenge.

The degree of future protection for our intellectual property rights is uncertain, because legal decision-making can be unpredictable, thereby often times resulting in limited protection, which may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

• we, or the parties from whom we have acquired or licensed patent rights, may not have been the first to file the underlying patent applications or the first to make the inventions covered by such patents;
• the named inventors or co-inventors of patents or patent applications that we have licensed or acquired may be incorrect, which may give rise to disputes or invalidate the patents;
• others may independently develop similar or alternative technologies or duplicate any of our products or technologies that may not be covered by our patents, or they may design around our patents;
• pending patent applications may not result in issued patents;
• the issued patents covering our products and technologies may not provide us with any competitive advantages;
• the issued patents may be challenged and invalidated, or rendered unenforceable;
• the issued patents may be subject to reexamination, which could result in a narrowing of the scope of claims or cancellation of claims found unpatentable;

• we may not develop or acquire additional proprietary technologies that are patentable;
• our trademarks may be invalid or subject to a third party's prior use; or
• our ability to enforce our patent rights will depend on our ability to detect infringement, and litigation to enforce patent rights may not be pursued due to significant financial costs, diversion of resources, and unpredictability of a favorable result or ruling.

We depend, in part, on our licensors and collaborators to protect a portion of our intellectual property rights. In such cases, our licensors and collaborators may be primarily or wholly responsible for the maintenance of patents and prosecution of patent applications relating to important areas of our business. If any of these parties fail to adequately protect these products with issued patents, our business and prospects would be harmed significantly.

We also may rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our trade secrets to competitors. Enforcing a claim that a third-party entity illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

 If we or our licensors fail to obtain or maintain patent protection or trade secret protection for our product candidates or our technologies, third parties could use our proprietary information, which could impair our ability to compete in the market and adversely affect our ability to generate revenues and attain profitability.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation would have a material adverse effect on our business.

Other companies may have or may acquire intellectual property rights that could be enforced against us. If they do so, we may be required to alter our technologies, pay licensing fees or cease activities. If our products or technologies infringe the intellectual property rights of others, they could bring legal action against us or our licensors or collaborators claiming damages and seeking to enjoin any activities that they believe infringe their intellectual property rights.

Because patent applications can take many years to issue, there may be currently pending applications unknown to us or reissue applications that may later result in issued patents upon which our products or technologies may infringe. There could also be existing patents of which we are unaware that our products or technologies may infringe. In addition, if third parties file patent applications or obtain patents claiming products or technologies also claimed by us in pending applications or issued patents, we may have to participate in interference proceedings in the U.S. Patent and Trademark Office to determine priority of invention. If third parties file oppositions in foreign countries, we may also have to participate in opposition proceedings in foreign tribunals to defend the patentability of our filed foreign patent applications.

If a third party claims that we infringe its intellectual property rights, it could cause our business to suffer in a number of ways, including:

• we may become involved in time-consuming and expensive litigation, even if the claim is without merit, the third party's patent is ultimately invalid or we are ultimately found to have not infringed;
• we may become liable for substantial damages for past infringement if a court decides that our technologies infringe upon a third party's patent;
• we may be ordered by a court to stop making, selling or licensing our products or technologies without a license from a patent holder, which may not be available on commercially acceptable terms, if at all, or which may require us to pay substantial royalties or grant cross-licenses to our patents; and
• we may have to redesign our products so that they do not infringe upon others' patent rights, which may not be possible or could require substantial investment or time.

If any of these events occur, our business could suffer and the market price of our common stock may decline.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation from inception May 4, 2010 through December 31, 2010 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operation

On March 8, 2011, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Virolab Nevada LLC. (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain intellectual property developed by Licensor, principally comprising the technology, patents, intellectual property, know-how, trade secret information, clinical trial protocols and data, and all commercial rights regarding the therapeutic vaccine for HPV and HPV-related cancers and s specific blood test for HPV (the “Technology”).  (see Item 1.01, above).

Accelerated Acquisitions, X, Inc. has licensed technology that has been in development since 1998 with a focus in the fields of in Biotechnology and Molecular Biology. The main focus has been in the developing and in the testing of human vaccines and in immunological diagnostic testing.

The technology developed is first curative vaccine for pre-cancerous and cancerous lesions of the Cervix along with a specific immune-reactive test to diagnose oncogenic human papillomavirus (HPV) from blood serum. Over 3,000 patients have treated to date, and Phase IV trials are ongoing. The patent and intellectual rights of these biotechnology products now belong to the company. The technology is now entering the second phase of its development - that is to start industrial production and commercialization of products. The company plans contract out the commercial manufacture of the diagnostic and therapeutic products, and also build and operate a Biotechnology laboratory and will initially use this location as its research lab for the HPV diagnostic testing. In addition, the company will initially work with Women’s Health Clinics in major population centers of Mexico, in order to administer its products under supervised and controlled conditions. These for-profit centers will also feed a clinical trial patient database to be used for further research.

For the therapeutic vaccine, the company will develop both the Mexican and International markets. The company is also talking to many clinics and hospitals throughout Mexico who will be able to administer the treatment in 2011. The company has reached an agreement with the first clinic in the City of Tijuana, Baja California, who will administer the therapy to overseas patients coming to Mexico to get the treatment. Patients from around the world, including the U.S., have already been successfully treated. The company currently has enough inventory to treat approximately 7,000 patients, which it is allowed to sell immediately under the current protocols.

Going Concern

We were a shell company from May 4, 2010 until our entry into therapeutic vaccine business in March 2011.  We have incurred net losses of approximately $1,800 since inception through June 30, 2010.  At June 30, 2010 we had approximately $200 in cash and approximately $0 other assets and our total liabilities were approximately $0.  The report of our independent registered public accounting firm on our financial statements for the year ended June 30, 2010 contains an explanatory paragraph regarding our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses.  There are no assurances that we will continue as a going concern.

Results of Operations

Results of Operations for the period ended December 31, 2009

Accelerated Acquisitions X, Inc. was incorporated on May 4, 2010, and as such had no meaningful results of operations for the period ended December 31, 2010.

During the period from inception (May 4, 2010) through December 31, 2010, we had no revenues and recognized expenses of $1,800 which primarily comprised professional and legal fees and other costs related to the start-up and organization of our business and raising initial capital for the Company.

Liquidity and Capital Resources

As of December 31, 2010 the Company had cash on hand of $200 and had current liabilities of $0.  From the time of inception May 4, 2010 through December 31, 2010, we incurred expenses of approximately $1,800 as a result of professional fees required for the compliance of our financial reporting.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies.  In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  The nature of our business generally does not call for the preparation or use of estimates.  Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

PROPERTIES

Offices

At this time, the Company maintains its designated office at 1840 Gateway Drive, Suite 200, Foster City, CA 94404.  The company also has offices in San Diego, CA and Mexico City, Mexico. The Company’s telephone number is 650-378-1232.  The Company’s fax number is 650-378-1399.  The Company’s website is www.virolab.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 10, 2011, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned

Ricardo Rosales, PhD	22,350,000	88.2%
671 Montevideo Ave./ Lindavista
Mexico City, Mexico 07300

Accelerated Venture Partners, LLC
1840 Gateway Drive, Suite 200
Foster City CA, 94404	3,000,000	11.8%
____________
(1) This table is based upon 25,350,000 shares issued and outstanding as March 10, 2011.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions

Ricardo Rosales	50	Director, CEO, CFO, Treasurer

Timothy Neher	45	Director

Ricardo Rosales, Ph.D. became CEO, Treasurer and a director of the Company in March 2011.   Dr. Rosales has over 15 years experience in vaccine research. Mr. Rosales has a Ph.D. in Molecular Biology from the Luis Pasteur University in France, and did two years post-doctoral research at the National Institutes of Health in Bethesda, MD. He then spent numerous years at the Biomedical Research Institute of UNAM (National Autonomous University of Mexico. Dr. Rosales is the founder and CEO of Virolab S de RL de CV, where he developed the first curative therapy and vaccine for pre-cancerous and cancerous lesions of the Cervix along with an immune-reactive test to diagnose oncogenic human papillomavirus from blood serum.

Timothy Neher was the President, Secretary and sole director of the Company since its founding in May 2010, on February 22, 2011 Mr. Neher resigned as an officer of the company and remained a member of the board of directors. Mr. Neher is the founding partner of Accelerated Venture Partners, a private venture capital firm based in Foster City, California, and has over 15 years of experience in connection with the provision of debt and equity financing, mergers and public offering transactions. Timothy is the acting Chief Financial Officer, Treasurer and a Director of Mikojo, Inc. a public reporting company since 2009. Mr. Neher is also Director of Pinpointed Solutions Inc. a private company since 2008, Director of Ipaypod Inc a private company since 2007 and Director of Internet Card Present a private company since 2007. He is also the President, Secretary and sole director of following public reporting companies, Accelerated Acquisitions IV, Inc., Accelerated Acquisitions XI, Inc., Accelerated Acquisitions XII, Inc., Accelerated Acquisitions XIII, Inc. and Accelerated Acquisitions XIV, Inc.  Prior to founding Accelerated Venture Partners, Internet Card Present Industries, Pinpointed Solutions and Ipaypod, Timothy was Chairman and CEO of Wherify Wireless, a private to public company from 1999 to 2007.  Other past experience includes roles as VP of Marketing & Sales for CTH Consumer Plastics and VP of Operations for Windy City Product Development.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2010 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at December 31, 2010.

None

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2010 and March 10, 2011:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Related Transactions

Licensing Agreement.

The Company is a party to the Licensing Agreement with Virolab Nevada, LLC which is controlled by Ricardo Rosales, PhD an officer, director and significant shareholder of the Company.  As a result, this may not be an arms-length agreement.

Consulting Services Agreement.

The Company is a party to the Consulting Services Agreement with Accelerated Venture Partners, LLC, which is controlled by Timothy J. Neher, a director and shareholder of the Company.  As a result, this may not be an arms-length agreement.

Other.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On May 4, 2010, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On February 22, 2011, Virolab S de RL de CV (“Purchaser”) agreed to acquire 22,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation. Following these transactions, Virolab S de RL de CV., owned 94% of the Company’s 23,850,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares. Simultaneously with the share purchase, Ricardo Rosales, PhD was appointed to the Company’s Board of Directors. Such action represents a change of control of the Company.

Prior to the purchase of the shares, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchasers was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. Concurrent with the sale of the shares, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Virolab, Inc.”.

On February 22, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the Copmpany with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

●	Milestone 1 –	Company’s right of repurchase will lapse with respect to 60% of the shares upon securing
$5 million in available cash from funding;

●	Milestone 2 –	Company’s right of repurchase will lapse with respect to 40% of the Shares upon securing
$10 million in available cash (inclusive of any amounts attributable to Milestone 1);

and (b) cash compensation at a rate of $66,667 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 and $400,000 upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $800,000 unless AAV receives an amount of funding in excess of the amount specified in Milestone 2. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones.

The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board.  As of March 10, 2011, there were 25,350,000 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefore, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	Restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing a change in control without further action by the stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

Financial Statements (Audited) for the periods ended June 30, 2010 (audited by Paritz & Co., P.A.) are attached hereto as Exhibit 99.1.

(d) Exhibits

NUMBER	DESCRIPTION

10.1	Licensing Agreement

99.1	Financial Statements (Audited) for the periods ended June 30, 2010

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accelerated Acquisitions X, Inc.

By:	/s/ Ricardo Rosales
Name:	Ricardo Rosales
Title:	Chef Executive Officer

Dated: March 18, 2011

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Licensing Agreement

99.1	Financial Statements (Audited) for the periods ended June 30, 2010